Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the use in Amendment No. 4 to the Registration Statement on Form S-11 of American Assets Trust, Inc., of our report, dated March 31, 2010, relating to our audits of the consolidated financial statements of ABW Lewers LLC.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ ACCUITY LLP

Honolulu, Hawaii

December 17, 2010

Consent of Independent Registered Public Accounting Firm

We consent to the use in Amendment No. 4 to the Registration Statement on Form S-11 of American Assets Trust, Inc., of our report, dated April 21, 2010 (except as to Note 3 and Note 6 which are as of September 13, 2010), relating to our audits of the combined financial statements of Waikiki Beach Walk – Hotel.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ ACCUITY LLP

Honolulu, Hawaii

December 17, 2010